                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to this registration statement on Form S-3 (Reg. No. 333-38619) of our report dated July 25, 1997, included in the Company's annual report and incorporated by reference in the Company's Form 10-K for the year ended June 30, 1997, and to all references to our Firm included in this registration statement. We also consent to the reference to our Firm under the caption "Experts."



                                                         /s/ ARTHUR ANDERSEN LLP

Memphis, Tennessee

November __, 1997